Exhibit 99.1

News Release

Valspar Reports Fiscal 2015 Second Quarter Results

•         Diluted EPS (as adjusted) increased 4 percent to $1.11

•         Net sales decreased 2 percent in local currency (down 7 percent as reported)

•         Coatings segment net sales up 5 percent in local currency

•         Paints segment net sales decreased 12 percent in local currency, driven by the expected volume decline in North America

•         Fiscal 2015 annual diluted EPS (as adjusted) guidance reaffirmed at $4.45 to $4.65

Minneapolis – (BUSINESS WIRE) – May 27, 2015 – The Valspar Corporation (NYSE: VAL) today reported fiscal second quarter 2015 net sales of $1.08 billion, a decrease of 7 percent over the prior year. Net sales in local currency decreased 2 percent. Total volumes decreased 3 percent, driven by the expected decline in the Paints segment. Reported net income and earnings per diluted share for the current fiscal year include nonrecurring items, which are detailed in the “Reconciliation of Non-GAAP Financial Measures” included in this release. Second quarter 2015 adjusted net income and earnings per diluted share, excluding these nonrecurring items, were $92 million and $1.11, respectively. Second quarter 2014 adjusted net income and earnings per diluted share were $93 million and $1.07, respectively. The effects of foreign currency translation negatively impacted net sales by approximately $55 million and EPS (as adjusted) by $0.04 in the second quarter of 2015.

“Our results for second quarter were in line with our expectations. EPS (as adjusted) grew four percent, despite the negative impact of currency translation and the expected volume decline in our Paints segment in North America,” said Gary E. Hendrickson, chairman and chief executive officer. “We saw continued volume and profit growth from our Coatings segment, driven by new business wins and benefits from productivity and cost savings. In the Paints segment, volume and sales were up in local currency in all of our international regions. ”

“Based on our solid first half results and our outlook for the rest of the year, we are reiterating our fiscal 2015 EPS (as adjusted) guidance.” Hendrickson added.

Fiscal Second Quarter 2015 Segment Results

Net sales in the Coatings segment decreased 1 percent to $615 million in the fiscal second quarter of 2015. Net sales in local currency increased 5 percent, and volumes were up 3 percent. Volume increased significantly in the General Industrial and the Coil product lines and declined slightly in the Packaging and Wood product lines. Coatings segment adjusted earnings before interest and taxes (EBIT) of $110 million (or 17.8% of net sales) increased 9 percent as a result of benefits from productivity initiatives, cost/price and increased volume.

Net sales in the Paints segment decreased 15 percent to $403 million in the fiscal second quarter of 2015. Net sales in local currency and volumes both decreased 12 percent. Volume growth in Europe, Asia and Australia regions was more than offset by a decline in North America. The volume decline in North America was driven by the previously disclosed product line adjustment at a significant customer and from difficult prior year comparisons when the company launched several significant new products in the home improvement and hardware channels. Paints segment adjusted EBIT of $47 million (or 11.7% of net sales) was down 17 percent from the prior year driven by the volume decline in North America.

Fiscal 2015 Guidance

The company is reaffirming its fiscal 2015 annual diluted EPS (as adjusted) guidance of $4.45 to $4.65. Based on the company’s updated estimate of foreign currency translation for the year, the company is updating its fiscal 2015 annual sales guidance to reflect a sales decline in the “low single-digits” from fiscal 2014, compared to the previous guidance of “approximately flat sales”. Excluding the expected impact of currency translation, fiscal 2015 annual sales are expected to increase “low single-digits”. The company’s fiscal 2015 guidance does not include the impact of the pending acquisition of the businesses from Quest Specialty Chemicals, as described below.

Dividends and Share Repurchases

During the quarter, the company paid a quarterly dividend of $0.30 per common share outstanding, or $24.4 million. Valspar is a member of the S&P High Yield Dividend Aristocrats®, which is comprised of companies increasing dividends every year for at least 20 consecutive years. Also during the quarter, the company repurchased 1.1 million shares of its stock, for $92.5 million.

Acquisition of the Performance Coating Businesses from Quest Specialty Chemicals

The company announced today that it has reached a definitive agreement to acquire the performance coatings businesses of Quest Specialty Chemicals, which includes products serving the automotive refinish and industrial end markets. The transaction, which is expected to close in the company’s third fiscal quarter, is subject to customary closing conditions. Financial terms were not disclosed. Please refer to the separate press release issued today for more details.

An earnings conference call is scheduled for 11:00 a.m. Eastern Time (10:00 a.m. Central Time) today and will be webcast and accessible from the Investor Relations section of Valspar’s website at http://investors.valspar.com.

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Valspar: If it matters, we’re on it.®
Valspar is a global leader in the coatings industry providing customers with innovative, high-quality products and value-added services.  Our 10,500 employees worldwide deliver advanced coatings solutions with best-in-class appearance, performance, protection and sustainability to customers in more than 100 countries. Valspar offers a broad range of superior coatings products for the consumer market, and highly-engineered solutions for the construction, industrial, packaging and transportation markets. Founded in 1806, Valspar is headquartered in Minneapolis. Valspar’s reported net sales in fiscal 2014 were $4.5 billion and its shares are traded on the New York Stock Exchange (symbol:VAL). For more information, visit www.valspar.com and follow @valsparCo on Twitter.

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Investor Contact:

Bill Seymour

612.656.1328

william.seymour@valspar.com

Media Contact:

Kimberly A. Welch

612.656.1347

kim.welch@valspar.com

FORWARD-LOOKING STATEMENTS

Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intends,” “should” and similar expressions. These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operating in foreign markets, including achievement of profitable growth in developing markets; impact of fluctuations in foreign currency exchange rates on our financial results; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; possible interruption, failure or compromise of the information systems we use to operate our business; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Six Months Ended May 1, 2015 and April 25, 2014

(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	May 1,	April 25,	May 1,	April 25,
	2015	2014	2015	2014

Net Sales[1]	$1,079,289	$1,155,826	$2,093,958	$2,134,943
Cost of Sales[1]	684,856	766,799	1,361,384	1,420,757
Restructuring Charges - Cost of Sales	1,230	8,269	6,079	14,375
Gross Profit	393,203	380,758	726,495	699,811
Research and Development	32,037	35,585	64,639	66,143
Selling, General and Administrative	204,237	201,512	393,878	388,747
Restructuring Charges	1,020	587	2,714	6,287
Operating Expenses	237,294	237,684	461,231	461,177
Gain on Sale of Certain Assets	—	—	48,001	—
Income From Operations	155,909	143,074	313,265	238,634
Interest Expense	20,241	15,756	36,556	31,688
Other (Income) Expense, Net	1,694	318	729	689
Income Before Income Taxes	133,974	127,000	275,980	206,257
Income Taxes	43,660	41,041	81,692	66,745
Net Income	$90,314	$85,959	$194,288	$139,512

Average Number of Shares O/S - basic	80,826,518	84,161,922	81,275,572	84,654,825
Average Number of Shares O/S - diluted	82,871,129	86,523,938	83,366,627	87,081,533

Net Income per Common Share - basic	$1.12	$1.02	$2.39	$1.65
Net Income per Common Share - diluted	$1.09	$0.99	$2.33	$1.60

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

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THE VALSPAR CORPORATION

SEGMENT INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three and Six Months Ended May 1, 2015 and April 25, 2014

(Dollars in thousands)

	Three Months Ended				Six Months Ended
	May 1,		April 25,		May 1,		April 25,
	2015		2014		2015		2014

Coatings Segment
Net Sales[1]	$614,821		$621,092		$1,217,878		$1,186,478
Earnings Before Interest and Taxes (EBIT)	108,022		98,047		243,631		168,022

Key Metrics (GAAP):
Sales Growth[1]	(1.0%	)	12.6%		2.6%		11.6%
EBIT, % of Net Sales[1]	17.6%		15.8%		20.0%		14.2%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$109,578		$100,686		$200,539		$179,281
Adjusted EBIT, % of Net Sales[1]	17.8%		16.2%		16.5%		15.1%

Paints Segment
Net Sales[1]	$402,979		$476,594		$765,502		$842,381
Earnings Before Interest and Taxes (EBIT)	46,571		50,423		71,900		81,420

Key Metrics (GAAP):
Sales Growth[1]	(15.4%	)	7.7%		(9.1%	)	8.5%
EBIT, % of Net Sales[1]	11.6%		10.6%		9.4%		9.7%

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$47,274		$56,759		$75,793		$90,575
Adjusted EBIT, % of Net Sales[1]	11.7%		11.9%		9.9%		10.8%

Other and Administrative
Net Sales[1]	$61,489		$58,140		$110,578		$106,084
Earnings Before Interest and Taxes (EBIT)	(378)		(5,714)		(2,995)		(11,497)

Key Metrics (GAAP):
Sales Growth[1]	5.8%		(2.6%	)	4.2%		(3.5%	)
EBIT, % of Net Sales[1]	(0.6%	)	(9.8%	)	(2.7%	)	(10.8%	)

Key Metrics (non-GAAP)[2]:
Adjusted EBIT	$(387)		$(5,833)		$(3,004)		$(11,249)
Adjusted EBIT, % of Net Sales[1]	(0.6%	)	(10.0%	)	(2.7%	)	(10.6%	)

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

2 The information on this page includes non-GAAP financial measures. Please refer to the "RECONCILIATION OF NON-GAAP FINANCIAL MEASURES" included in this release for detailed information.

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THE VALSPAR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of May 1, 2015 and April 25, 2014

(Dollars in thousands)

	May 1, 2015	April 25, 2014

Assets
Current Assets:
Cash and Cash Equivalents	$146,279	$116,503
Restricted Cash	1,532	2,966
Accounts and Notes Receivable, Net	823,014	852,678
Inventories	494,355	497,579
Deferred Income Taxes	28,621	40,754
Prepaid Expenses and Other	105,333	112,018
Total Current Assets	1,599,134	1,622,498
Goodwill	1,081,255	1,144,042
Intangibles, Net	575,939	603,978
Other Assets	108,881	76,527
Long-Term Deferred Income Taxes	6,570	7,021
Property, Plant & Equipment, Net	607,081	638,096
Total Assets	$3,978,860	$4,092,162

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$273,840	$556,672
Current Portion of Long-Term Debt	162,502	—
Trade Accounts Payable	550,361	606,614
Income Taxes	47,829	33,810
Other Accrued Liabilities	367,475	382,000
Total Current Liabilities	1,402,007	1,579,096
Long Term Debt, Net of Current Portion	1,350,005	1,092,419
Deferred Income Taxes	215,789	238,664
Other Long-Term Liabilities	139,693	134,117
Total Liabilities	3,107,494	3,044,296
Stockholders' Equity	871,366	1,047,866
Total Liabilities and Stockholders' Equity	$3,978,860	$4,092,162

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THE VALSPAR CORPORATION

SELECTED INFORMATION (UNAUDITED AND SUBJECT TO RECLASSIFICATION)

For the Three and Six Months Ended May 1, 2015 and April 25, 2014

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	May 1,	April 25,	May 1,	April 25,
	2015	2014	2015	2014

Depreciation and Amortization	$21,591	$24,492	$45,492	$52,634

Capital Expenditures	23,360	29,630	41,199	50,621

Dividends Paid	24,377	21,954	48,951	44,180

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THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Three Months Ended May 1, 2015 and April 25, 2014

(Dollars in thousands, except per share amounts)

The following information provides reconciliations of non-GAAP financial measures from operations presented in the accompanying news release to the most comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The company has provided non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the accompanying news release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the news release. The non-GAAP financial measures in the accompanying news release may differ from similar measures used by other companies. The following tables reconcile gross profit, operating expense, earnings before interest and taxes (EBIT), net income, net income per common share - diluted, and diluted earnings per share (EPS) guidance for the periods presented (GAAP financial measures) to adjusted gross profit, adjusted operating expense, adjusted earnings before interest and taxes (EBIT), adjusted net income, adjusted net income per common share - diluted, and adjusted diluted earnings per share (EPS) guidance (non-GAAP financial measures) for the periods presented.

	Three Months Ended May 1, 2015		Three Months Ended April 25, 2014[1]
	Dollars	% of Net Sales	Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$108,022	17.6%	$98,047	15.8%
Restructuring Charges - Cost of Sales	561	0.1%	2,468	0.4%
Restructuring Charges - Operating Expense	995	0.2%	171	0.0%
Adjusted EBIT	$109,578	17.8%	$100,686	16.2%

Paints Segment
EBIT	$46,571	11.6%	$50,423	10.6%
Restructuring Charges - Cost of Sales	669	0.2%	5,828	1.2%
Restructuring Charges - Operating Expense	34	0.0%	508	0.1%
Adjusted EBIT	$47,274	11.7%	$56,759	11.9%

Other and Administrative
EBIT	$(378)	(0.6%)	$(5,714)	(9.8%)
Restructuring Charges - Cost of Sales	—	0.0%	(27)	(0.0%)
Restructuring Charges - Operating Expense	(9)	(0.0%)	(92)	(0.2%)
Adjusted EBIT	$(387)	(0.6%)	$(5,833)	(10.0%)

Total
Gross Profit	$393,203	36.4%	$380,758	32.9%
Restructuring Charges - Cost of Sales	1,230	0.1%	8,269	0.7%
Adjusted Gross Profit	$394,433	36.5%	$389,027	33.7%

Operating Expenses	$237,294	22.0%	$237,684	20.6%
Restructuring Charges - Operating Expense	(1,020)	(0.1%)	(587)	(0.1%)
Adjusted Operating Expenses	$236,274	21.9%	$237,097	20.5%

EBIT	$154,215	14.3%	$142,756	12.4%
Restructuring Charges - Total	2,250	0.2%	8,856	0.8%
Adjusted EBIT	$156,465	14.5%	$151,612	13.1%

Net Income	$90,314		$85,959
After Tax Restructuring Charges - Total	1,849		6,661
Adjusted Net Income	$92,163		$92,620

Net Income per Common Share - diluted	$1.09		$0.99
After Tax Restructuring Charges - Total	0.02		0.08
Adjusted Net Income per Common Share - diluted	$1.11		$1.07

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

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THE VALSPAR CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

For the Six Months Ended May 1, 2015 and April 25, 2014

(Dollars in thousands, except per share amounts)

	Six Months Ended May 1, 2015		Six Months Ended April 25, 2014[1]
	Dollars	% of Net Sales	Dollars	% of Net Sales

Coatings Segment
Earnings Before Interest and Taxes (EBIT)	$243,631	20.0%	$168,022	14.2%
Restructuring Charges - Cost of Sales	2,951	0.2%	6,733	0.6%
Restructuring Charges - Operating Expense	1,958	0.2%	4,526	0.4%
Gain on Sale of Certain Assets	(48,001)	(3.9%)	—	0.0%
Adjusted EBIT	$200,539	16.5%	$179,281	15.1%

Paints Segment
EBIT	$71,900	9.4%	$81,420	9.7%
Restructuring Charges - Cost of Sales	3,128	0.4%	7,603	0.9%
Restructuring Charges - Operating Expense	765	0.1%	1,552	0.2%
Adjusted EBIT	$75,793	9.9%	$90,575	10.8%

Other and Administrative
EBIT	$(2,995)	(2.7%)	$(11,497)	(10.8%)
Restructuring Charges - Cost of Sales	—	0.0%	39	0.0%
Restructuring Charges - Operating Expense	(9)	(0.0%)	209	0.2%
Adjusted EBIT	$(3,004)	(2.7%)	$(11,249)	(10.6%)

Total
Gross Profit	$726,495	34.7%	$699,811	32.8%
Restructuring Charges - Cost of Sales	6,079	0.3%	14,375	0.7%
Adjusted Gross Profit	$732,574	35.0%	$714,186	33.5%

Operating Expenses	$461,231	22.0%	$461,177	21.6%
Restructuring Charges - Operating Expense	(2,714)	(0.1%)	(6,287)	(0.3%)
Adjusted Operating Expenses	$458,517	21.9%	$454,890	21.3%

EBIT	$312,536	14.9%	$237,945	11.1%
Restructuring Charges - Total	8,793	0.4%	20,662	1.0%
Gain on Sale of Certain Assets	(48,001)	(2.3%)	—	0.0%
Adjusted EBIT	$273,328	13.1%	$258,607	12.1%

Net Income	$194,288		$139,512
After Tax Restructuring Charges - Total	5,967		14,242
After Tax Gain on Sale of Certain Assets	(37,216)		—
Adjusted Net Income	$163,039		$153,754

Net Income per Common Share - diluted	$2.33		$1.60
Restructuring Charges - Total	0.07		0.17
After Tax Gain on Sale of Certain Assets	(0.44)		—
Adjusted Net Income per Common Share - diluted	$1.96		$1.77

Reconciliation of Fiscal 2015 Annual Adjusted Diluted EPS Guidance
Diluted EPS Guidance			$4.79 - $4.94
After Tax Restructuring Charges			0.10 - 0.15
After Tax Gain on Sale of Certain Assets			(0.44)
Adjusted Diluted EPS Guidance			$4.45 - $4.65

1 Certain amounts in the 2014 financial statements have been reclassified to conform to the 2015 presentation. In the first quarter of 2015, we changed our policy and now classify freight costs on shipments to customers as cost of sales. Previously these costs were recorded as a deduction from net sales. Reclassifications had no effect on net income (loss), cash flows or stockholders’ equity as previously reported.

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